PROMISSORY NOTE

$690,000                                               April 26, 1999
                                                    Marietta, Georgia

FOR VALUE RECEIVED, the undersigned ELECTRONIC TRANSACTIONS AND TECHNOLOGIES, INC., a Nevada corporation ("Maker"), promises to pay to the order of UNIPAY, INC., a North Carolina Corporation (together with any subsequent holder hereof, "Holder"), at 3773 Northwest 126th Avenue, Building 1, Coral Springs, Florida 33065, or such other place as Holder may from time to time designate in writing, the principal sum of Six Hundred Ninety Thousand Dollars ($690,000), together with interest thereon at a fixed rate per annum of Eight and One Half Percent (8.5%) (the "Interest Rate") computed on the basis of a 360-day year for the actual number of days elapsed (including the first day but excluding the last day). This Promissory Note shall be referred to herein as this "Note."

Interest shall be computed on a daily basis by applying the Interest Rate effective on that day as a daily rate to the outstanding principal balance as of that day. The outstanding principal balance under this Note as of any day shall be the outstanding principal balance as of the beginning of such day (exclusive of interest) less any payments of principal credited to Maker's account on that day.

Principal only payments shall be due and payable hereunder in the amounts and on the dates set forth in points (i) through (viii) below:

(i) the sum of Twenty-Five Thousand Dollars ($25,000) due and payable on May 4, 1999;

(ii) the sum of Twenty-Five Thousand Dollars ($25,000) due and payable on June 15, 1999;

(iii) the sum of Thirty Thousand Dollars ($30,000) due and payable on July 6, 1999;

(iv)  the sum of Ten Thousand Dollars ($10,000) due and payable on July
27, 1999;

(v) the sum of Five Thousand Dollars Per Month ($5,000/month), due and payable on the fifteenth (15th) day of each month, commencing
August 15, 1999 and continuing to and including July 15, 2000;

(vi) the sum of Seven Thousand Dollars Per Month ($7,000/month), due and payable on the fifteenth (15th) day of each month, commencing
August 15, 2000, and continuing to and including July 15, 2001;

(vii) the sum of Eight Thousand Dollars Per Month ($8,000/month), due and payable on the fifteenth (15th) day of each month, commencing
August 15, 2001 and continuing to and including July 15, 2002;
and

(viii) the sum of Ten Thousand Dollars Per Month ($10,000/month), due and payable on the fifteenth (15th) day of each month, commencing
August 15, 2002 and continuing to and including July 15, 2003.

On August 15, 2003, or such earlier date as payment of the indebtedness evidenced hereby shall be due, whether by mandatory prepayment, acceleration or otherwise (the "Maturity Date"), the sum of Two Hundred Forty Thousand Dollars ($240,000), plus all other amounts representing the entire outstanding principal balance of this Note, together with accrued interest and all other sums then outstanding under this Note, shall be due and payable.

In the event any required payment on this Note is not received by Holder on the date that said payment is due, Maker shall pay Holder, in addition to the amount of the required payment, a late charge equal to four percent (4%) of the payment not so received, the parties agreeing that said charge for the late payment and shall not be deemed a penalty. Notwithstanding the foregoing, neither the assessment nor the collection of any late fee shall waive, excuse, or cure Maker's failure to remit any amount owned hereunder on its due date, and such failure shall nevertheless constitute an "Even of Default" hereunder.

This Note may be prepaid in whole or in part without premium or penalty. Each prepayment other than full payment shall be in the minimum amount of Ten Thousand Dollars ($10,000).

Each payment under this Note received by Holder prior to 2:00 p.m. (Eastern Standard Time) on any business day shall be credited as of that day. Any payment received by Holder at or after 2:00 p.m. (Eastern Standard Time) on any business day, or at any time on a non-business day, shall be deemed received as of the next business day. Business days are days other than Saturdays, Sundays and legal holidays.

All payments shall be made in lawful money of the United States of America and shall be applied first to fees and costs, including collection costs, if any, next to interest, and then to principal.

Notwithstanding any other provision of this Note or of any document, instrument or agreement securing or executed in connection with this Note, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions or other sums that may at any time be deemed to be interest ("Interest") shall not exceed the highest rate of interest allowed by applicable law. In the event the obligation to pay interest hereunder or under any such other document, instrument or agreement shall, for any period or for any reason whatsoever, result in an effective rate of interest which exceeds the limit imposed by applicable law, such excess, upon receipt thereof by Holder, shall be applied, without further agreement or notice, first to the reduction of the outstanding principal balance of this Note with the excess, if any being then repaid to Maker. Holder agrees to accept such sums as a penalty-free prepayment of principal, unless Holder at any time elects, by notice in writing, to waive, reduce or limit the collection of any sums in excess of those lawfully collectable as interest rather than accept those sums as a prepayment of principal. The parties hereto acknowledge that Maker does not intend or expect to pay, nor does Holder intend or expect to charge or collect any Interest under this Note greater than the highest nonusurious rate of interest that may be charged under applicable law.

Maker, together with all endorsers, guarantors, sureties and other parties liable for the payment of any sum or sums due or to become due under the terms of this Note, jointly and severally agree to pay all costs of collection of this Note, including reasonable attorney's fees, paralegal's fees and other legal costs (including court costs) incurred in connection with consultation, arbitration, and litigation (including trial, appellate, administrative and bankruptcy proceedings) regardless of whether or not suit is brought, and all other costs and expenses incurred by Holder in exercising its rights and remedies hereunder or under any document, instrument or agreement securing this Note. Such costs of collection shall bear interest at the lower of : (i) a per annum rate of eighteen percent (18%), or
(ii) the highest rate permitted under applicable law (such lower rate of (i) or (ii) being referred to herein as the "Default Rate").

This Note is given pursuant to the Stock Purchase Agreement dated April 12, 1999 between Maker, Holder, Shop While You Wait, Inc. ("SWYW"), a North Carolina corporation, Thomas S. Hughes ("Hughes"), and Harry Hargens, an adult individual currently residing in Hampton, Georgia (the "Stock Purchase Agreement"). All capitalized terms not defined in this Note shall have the meanings ascribed thereto in the Stock Purchase Agreement.

This Note is secured by a Security Agreement of even date herewith (the "Security Agreement") between Holder and SWYW, the
Continuing Guaranty of even date hereof of Hughes and SWYW and by other related security instruments.

The obligation of Maker to make payment hereunder are absolute and unconditional and shall not be subject to diminution or delay by set off, counterclaim, abatement or otherwise.

As used in this Note, the term "Obligations" shall mean, collectively, all payment and performance duties, liabilities, obligations, representations, warranties, covenants, and indebtedness of Maker, SWYW, or Hughes to Holder, whether direct or indirect, absolute or contingent, due or to become due, monetary or non-monetary, secured or unsecured, liquidated or non-liquidated, now existing or hereafter arising, however acquired, and whether on open account, evidenced by an instrument, arising out of contract (including under any Transaction Document or any "Miscellaneous Services Agreement" (as such term is defined in the Software License and Support Agreement of even date herewith between Holder and SWYW (the "Software License and Support Agreement")), tort, the Transactions, or otherwise. As used in this Note, the term "Obligor" shall mean each of Maker, SWYW, Hughes, and any other party primarily, secondarily or contingently liable on any of the Obligations.

Each of the following shall constitute an "Even of Default" hereunder:

(i) if any payment under this Note is not paid when due, or Maker fails to perform any other Obligation hereunder when due, it being agreed that time is of the essence with respect to all such payments and other Obligations hereunder;

(ii) any other failure by any Obligor (including Maker) to pay or perform any Obligation not described in point (i) above, including any failure by SWYW to pay or perform when due any Obligation under the Software License and Support Agreement or any Miscellaneous Services Agreement;

(iii) any warranty or representation made by any Obligor (including Maker) to Holder (including in any Transaction Document) proves to be or becomes false or materially misleading either as of the time made or thereafter;

(iv) any Obligor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for such Obligor or a substantial part of any of such Obligor's assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any such petition or application is filed against any Obligor, or any such proceeding is commenced against any Obligor; or

(v) any Obligor admits in writing its inability, or is generally unable, to pay its debts as they become due, or any Obligor, by any act or omission, indicates its consent to, approval of or acquiescence in any petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for such Obligor or any substantial part of any such Obligor's properties, or suffers any such custodianship, receivership or trusteeship.

Upon the occurrence of any Event of Default, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest, and all other amounts owed hereunder, shall, at the option of Holder and without notice (any notice of such Event of Default being hereby waived by Maker), become immediately due and payable and may be collected forthwith, and Holder may exercise any and all rights and remedies provided herein or any other Transaction Document, or at law, or in equity. After the Maturity Date or the occurrence of an Event of Default, the outstanding principal balance of this Note and, to the extent permitted by applicable law, accrued and unpaid interest, shall bear interest at the Default Rate.

Maker, endorsers, guarantors, sureties and all other parties liable for the payment of any sum or sums due or to become due under the terms of this Note waive all applicable exemption rights and also waive valuation and appraisement, demand, presentment, protest and demand, and notice of protest, demand and dishonor, and nonpayment of this Note, and agree that Holder shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant any extension or extensions of time for payment of any of said indebted ness or any other indulgences or forbearance whatsoever, or may release, exchange or substitute any of the security for this Note or may release Maker or any endorsers, guarantors or sureties of this Note, in each case, without in any way affecting the liability of any other party liable for the payment of this Note.

No delay or omission on the part of Holder in exercising its rights under this Note, or delay or omission on the part of Holder in exercising its rights hereunder or under any instrument, document or agreement securing or executed in connection with this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Holder, nor shall any waiver by Holder of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion. Acceptance by Holder of any payment after its due date shall not be deemed a waiver of the right to require prompt payment when due of all other sums, and acceptance of any payment after Holder has declared the indebtedness evidenced by this Note due and payable shall not cure any Event of Default or operate as a waiver of any right of Holder.

Time is of the essence with respect to each and every Obligation under this Note.

Any notice to Maker or Holder provided for in this Note shall be given in accordance with the notice provisions of the Stock
Purchase Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of laws principles.

As used in this Note, (i) the words "include, includes, including" and all variations of thereof shall mean including, but not limited to, (ii) the word "or" shall include the meaning and/or, and (iii) the words "herein, hereon, hereof, hereto, hereby, and hereunder" and similar terms shall refer to this Note.

This Note may not be changed or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any change or waiver is sought. This Note shall be binding upon Maker and any endorsers, guarantors, sureties and other parties liable for this Note and their respective personal representatives, heirs, devisees, successors and assigns, and shall inure to the benefit of Holder and its personal representatives, heirs, devisees, successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this note as of the day and year first above written.

                                        Electronic Transactions
                                        And Technologies, Inc.,
                                        A Nevada Corporation


                                        By: __________________________
                                        /s/Thomas S. Hughes
                                        Title:  Chairman & CEO